Exhibit 99.1
ARUBA NETWORKS REPORTS RECORD FOURTH QUARTER
AND FISCAL YEAR 2011 FINANCIAL RESULTS
•	Grew Fiscal Year Revenue 49 percent to $396.5 million

•	Record Revenue of $113.8 Million in Q4 Increased 47 Percent Year-over-Year

•	Added Over 1,500 New Customers in Q4 to Surpass 15,500 Cumulative Customers

•	Cash and Short Term Investments Increased $23.2 Million in Q4 to $234.0 Million With No Debt
SUNNYVALE, Calif., August 25, 2011 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in distributed enterprise network solutions, today released financial results for its fiscal fourth quarter and fiscal year ended July 31, 2011.
Revenue for Q4’11 was $113.8 million, an increase of 47 percent from the $77.3 million reported in Q4’10. GAAP net income for Q4’11 was $68.2 million, or $0.57 per share, compared with net income of $0.4 million, or $0.00 per share, in Q4’10. As a result of our increasing operating profitability in fiscal 2011 and expectations for continued profits going forward, GAAP net income for the fourth quarter included a one-time tax benefit of $72.8 million, equivalent to $0.61 per share, due to the release of the company’s valuation allowances and the recording of the associated net deferred tax assets on its balance sheet. This one-time event is in conjunction with the establishment of Aruba’s international operating entities to optimize Aruba’s long term tax structure.
Non-GAAP net income for Q4’11 was $20.2 million, or $0.17 per share. This compares with $11.1 million, or $0.10 per share, in Q4’10. A reconciliation between GAAP and non-GAAP information is contained in the tables below.
Fiscal year 2011 revenue was $396.5 million, an increase of 49 percent from the $266.5 million reported in fiscal year 2010. GAAP net income for fiscal year 2011 was $70.7 million, or $0.60 per share, compared with a net loss of $34.0 million, or $0.38 per share, in fiscal year 2010. Non-GAAP net income for fiscal year 2011 was $69.3 million, or $0.59 per share, compared with $30.0 million, or $0.29 per share, in fiscal year 2010.
“Demand for our wireless LAN solutions continued to be strong throughout our fiscal fourth quarter, as revenue increased by 47 percent year-over-year and 8 percent sequentially,” said Dominic Orr, President and Chief Executive Officer of Aruba. “Mobile device adoption continues to accelerate resulting in proliferating demand for Enterprise mobility solutions. Revenue from the existing customer base remains strong and we are especially encouraged by our rapid new customer acquisitions adding over 4,500 customers in the last twelve months. With robust Q4 bookings and a solid pipeline for our wireless LAN solutions, we enter our fiscal 2012 confident in our ability to grow faster than the market and increase our market share.”
“In addition to delivering a strong Q4, for the fiscal year, Aruba achieved record revenue, non-GAAP gross margin, operating margin and net income,” said Michael Galvin, Aruba’s Chief Financial Officer. “We also generated nearly $58 million in cash flow from operations during the fiscal year.”

Recent Highlights
•	Proof of High-Density iPad Multimedia Performance over Aruba Wi-Fi — Validated by the University of Ottawa information technology (IT) department, six leading multimedia educational applications were delivered to a high density iPad environment, concurrently with 100 percent of the iPads meeting the multimedia Service Level Agreement (SLA).

•	Proven High Performance for Microsoft Lync Server 2010 over Wi-Fi — Aruba announced that its MOVE architecture for Wi-Fi networking enables wire-like performance for Microsoft Lync Server 2010, with tests showing up to 75 percent better performance for Microsoft Lync Server 2010 compared to an equivalent Cisco Wi-Fi network.

•	Suite B Cryptography for Mobile Networks Introduced — Aruba announced the expansion of its secure mobility offerings by introducing Suite B cryptography on the Aruba Mobility Controller for use in classified government and high-security enterprise networks to ease government smartphone and tablet adoption.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal fourth quarter and full year 2011 results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investor Relations” section of the company’s website at www.arubanetworks.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4463275. International parties can access the replay at +1-303-590-3030 and should enter passcode 4463275.
Forward-Looking Statements
This press release contains forward-looking statements, including statements about (1) our belief in the company’s ability to grow faster than the market and increase market share and (2) our expectations regarding continued acceleration of mobility device adoption resulting in increased demand for Enterprise mobility solutions.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; and (2) changes in overall information technology spending; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-Q for the fiscal third quarter ended April 30, 2011, which was filed with the SEC on June 7, 2011, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition related expenses, the change in the valuation of the contingent rights liability, litigation reserves, and the release of the valuation allowance on deferred income tax assets. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature, such as litigation reserves and releases of valuation allowances. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, the change in the valuation of the contingent rights liability, litigation reserves and the release of the valuation allowance on deferred income tax assets, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
# # #
About Aruba Networks
Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks dramatically improves productivity and lowers capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at www.arubanetworks.com. For news and real-time updates, please visit one of Aruba’s community sites.
© 2011 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Michael Galvin	Chris Danne, Maria Riley
Chief Financial Officer	+1-415-217-7722
+1-408-227-4500	ir@arubanetworks.com
ir@arubanetworks.com

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	July 31,	July 31,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$80,773	$31,254
Short-term investments	153,185	124,167
Accounts receivable, net	68,598	41,269
Inventory	29,895	15,159
Deferred costs	6,999	5,451
Prepaids and other	5,097	5,108
Deferred income tax assets	53,310	—

Total current assets	397,857	222,408

Property and equipment, net	14,772	9,919
Goodwill	33,143	7,656
Intangible assets, net	20,863	9,287
Deferred income tax assets	20,143	—
Other assets	2,093	1,437

Total other assets	91,014	28,299

Total assets	$488,871	$250,707

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$11,278	$8,082
Accrued liabilities	61,461	36,458
Income taxes payable	767	519
Deferred revenue	54,451	43,422

Total current liabilities	127,957	88,481

Deferred income tax liability	815	—
Deferred revenue	14,000	10,976
Other long-term liabilities	757	595

Total other liabilities	15,572	11,571

Total liabilities	143,529	100,052

Stockholders’ equity
Common Stock: $0.0001 par value; 350,000 shares authorized at July 31, 2011 and 2010; 104,905 and 93,606 shares issued and outstanding at July 31, 2011 and 2010, respectively	10	9
Additional paid-in capital	450,147	326,178
Accumulated other comprehensive income	127	98
Accumulated deficit	(104,942)	(175,630)

Total stockholders’ equity	345,342	150,655

Total liabilities and stockholders’ equity	$488,871	$250,707

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2011	2010	2011	2010
Revenues:
Product	$97,141	$65,564	$334,860	$221,474
Professional services and support	16,475	11,651	61,063	44,323
Ratable product and related professional services and support	142	111	591	737

Total revenues	113,758	77,326	396,514	266,534

Cost of revenues:
Product	31,620	22,624	107,820	77,070
Professional services and support	4,259	2,338	14,873	8,775
Ratable product and related professional services and support	—	29	10	229

Total cost of revenues	35,879	24,991	122,703	86,074

Gross profit	77,879	52,335	273,811	180,460

Operating expenses:
Research and development	23,370	13,907	84,890	51,619
Sales and marketing	42,972	30,380	154,239	109,393
General and administrative	11,741	7,353	39,431	30,953
Litigation reserves	—	—	—	21,900

Total operating expenses	78,083	51,640	278,560	213,865

Operating income (loss)	(204)	695	(4,749)	(33,405)

Other income (expense), net
Interest income	260	218	1,018	834
Other income (expense), net	(4,407)	(266)	2,784	(699)

Total other income (expense), net	(4,147)	(48)	3,802	135

Income (loss) before income tax provision	(4,351)	647	(947)	(33,270)

Income tax provision (benefit)	(72,536)	224	(71,635)	728

Net income (loss)	$68,185	$423	$70,688	$(33,998)

Shares used in computing net income (loss) per common share, basic	104,310	92,977	100,299	89,978

Net income (loss) per common share, basic	$0.65	$0.00	$0.70	$(0.38)

Shares used in computing net income (loss) per common share, diluted	119,600	108,814	117,117	89,978

Net income (loss) per common share, diluted	$0.57	$0.00	$0.60	$(0.38)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2011	2010	2011	2010
GAAP net income (loss)	$68,185	$423	$70,688	$(33,998)

Plus:
a) Stock-based expenses	18,326	9,528	66,839	37,298
b) Amortization expense of acquired intangible assets and other acquisition related expenses	2,193	1,145	8,204	4,804
c) Change in valuation of contingent rights liability	4,394	—	(3,597)	—
d) Litigation reserves	—	—	—	21,900
e) Release of valuation allowance on deferred income tax assets	(72,848)	—	(72,848)	—

Non-GAAP net income	$20,250	$11,096	$69,286	$30,004

GAAP net income (loss) per common share	$0.57	$0.00	$0.60	$(0.38)

Plus:
a) Stock-based expenses	0.15	0.09	0.57	0.39
b) Amortization expense of acquired intangible assets and other acquisition related expenses	0.02	0.01	0.07	0.05
c) Change in valuation of contingent rights liability	0.04	—	(0.03)	—
d) Litigation reserves	—	—	—	0.23
e) Release of valuation allowance on deferred income tax assets	(0.61)	—	(0.62)	—

Non-GAAP net income per common share	$0.17	$0.10	$0.59	$0.29

Shares used in computing diluted GAAP net income (loss) per common share	119,600	108,814	117,117	89,978

Shares used in computing diluted Non-GAAP net income per common share	119,600	108,814	117,117	104,413

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2011	2010	2011	2010
Revenues:
Product	85.4%	84.8%	84.5%	83.1%
Professional services and support	14.5%	15.1%	15.4%	16.6%
Ratable product and related professional services and support	0.1%	0.1%	0.1%	0.3%

Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
Product	27.8%	29.3%	27.2%	28.9%
Professional services and support	3.7%	3.0%	3.7%	3.3%
Ratable product and related professional services and support	0.0%	0.0%	0.0%	0.1%

Total cost of revenues	31.5%	32.3%	30.9%	32.3%

Gross profit	68.5%	67.7%	69.1%	67.7%

Operating expenses:
Research and development	20.5%	18.0%	21.4%	19.4%
Sales and marketing	37.8%	39.3%	38.9%	41.0%
General and administrative	10.4%	9.5%	10.0%	11.6%
Litigation reserves	0.0%	0.0%	0.0%	8.2%

Total operating expenses	68.7%	66.8%	70.3%	80.2%

Operating income (loss)	(0.2%)	0.9%	(1.2%)	(12.5%)

Other income (expense), net
Interest income	0.2%	0.2%	0.2%	0.3%
Other income (expense), net	(3.8)%	(0.3)%	0.7%	(0.3)%

Total other income (expense), net	(3.6%)	(0.1%)	0.9%	0.0%

Income (loss) before income tax provision	(3.8%)	0.8%	(0.3%)	(12.5%)

Income tax provision (benefit)	(63.8%)	0.3%	(18.1%)	0.3%

Net income (loss)	60.0%	0.5%	17.8%	(12.8%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years ended
	July 31,
	2011	2010
Cash flows from operating activities
Net income (loss)	70,688	(33,998)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,042	10,091
Provision for doubtful accounts	16	265
Write downs for excess and obsolete inventory	2,647	2,949
Compensation related to stock options and share awards	63,750	36,081
Accretion of purchase discounts on short-term investments	1,290	837
Loss (gain) on disposal of fixed assets	(3)	(3)
Change in carrying value of contingent rights liability	(3,597)	—
Deferred income taxes	(72,638)	—
Excess tax benefit associated with stock-based compensation	194	(107)
Changes in operating assets and liabilities:
Accounts receivable	(24,821)	(8,069)
Inventory	(16,900)	(10,653)
Prepaids and other	(1,658)	(2,757)
Deferred costs	(1,548)	(290)
Other assets	(240)	50
Accounts payable	(167)	5,937
Deferred revenue	12,713	11,220
Other current and noncurrent liabilities	13,331	14,360
Income taxes payable	(109)	(79)

Net cash provided by operating activities	57,990	25,834

Cash flows from investing activities
Purchases of short-term investments	(144,512)	(122,750)
Proceeds from sales of short-term investments	28,927	10,419
Proceeds from maturities of short-term investments	84,870	69,007
Purchases of property and equipment	(9,909)	(5,299)
Proceeds from sales of property and equipment	11	42
Cash paid in purchase acquisitions, net of cash acquired	(4,303)	—

Net cash used in investing activities	(44,916)	(48,581)

Cash flows from financing activities
Proceeds from issuance of common stock	36,640	12,631
Repurchases of unvested common stock	—	(36)
Excess tax benefit associated with stock-based compensation	(194)	107

Net cash provided by financing activities	36,446	12,702

Effect of exchange rate changes on cash and cash equivalents	(1)	1

Net increase (decrease) in cash and cash equivalents	49,519	(10,044)

Cash and cash equivalents, beginning of period	31,254	41,298

Cash and cash equivalents, end of period	$80,773	$31,254

Supplemental disclosure of cash flow information
Income taxes paid	$1,152	$899

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisitions	$30,691	$—
Contingent rights issued in purchase acquisition	$9,486	$—